Exhibit 99.1
Dear Shareholder,
Another three months have come and gone since my last correspondence. Much has happened in that time.
At the time of the last letter we were just finishing the hiring of our management staff. We now have all staff in place, including our operational staff. They are two thirds through their eight weeks of training which has consisted of classroom and real hands on experience at a Fagen/ICM plant in Denison, Iowa. They are also getting an opportunity to go through our plant to make sure things are operational and installed correctly. Their last week of training will include the actual starting up of our plant.
Several months ago the Fagan representative informed us to plan on plant start up in late October. While only three weeks away, we are told this timeline is still achievable.
Last week we started receiving corn into our 500,000 bushel concrete bins. We anticipate completion of the first steel bin this week followed closely by the second. Although this is slightly behind schedule, so is the local harvest. However, we anticipate still catching the typically less expensive harvest corn.
The staff moved into our new administration building last week. There are a few minor items left to be completed inside however our ability to receive corn and items at the plant needing management attention made the move imperative.
We are doing everything we can to make sure we are one of the low cost producers. We have held our construction budget very tight and I am happy to say we will be within our overall budget once we start producing ethanol. Extra time and effort has been spent recruiting and training good people, so when we begin operation we can go into full production almost immediately.
As you are undoubtedly aware, the current price of ethanol is down considerably from the highs of one and a half years ago. Corn prices, however, have receded from their earlier highs. This will make for very difficult times in the overall industry. Fortunately we are of a size that will have good economies of scale and a reasonable debt load. The industry has grown faster than the infrastructure to move and sell the amounts currently being produced. The tightening up within the industry should ultimately help as the small and weak ethanol plants shut down or discontinue construction.
Enclosed with this letter you will find a letter and information on member nomination for seats on our board of directors. If you have questions on this please feel free to call us.
Once production is underway we plan to have a grand opening at which time all the member owners will be invited to see THEIR plant and have an opportunity to visit with our management team. We are holding off on the exact date until we are closer to start up. You will receive an invitation in the mail for the event once the date has been set. The staff, Board of Directors, and I look forward to seeing you then. In the meantime please don’t forget to check out the construction progress on the web cam on our web site at: www.eenergyadams.com.
Sincerely,
Jack L. Alderman
Chairman
E Energy Adams, LLC
This letter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those identified in our Securities and Exchange Commission filings. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our SEC filings. We are not under any duty to update the forward-looking statements contained in this report. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this letter with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.